UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES
EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 8, 2004

(Exact name of Registrant as specified in its charter)

NEVADA	024806	62-1378182
(State or other jurisdiction of	(Commission File No.	(I.R.S. employer identification no.)
Incorporation or organization)

4080 Jenkins Road
CHATTANOOGA, TENNESSEE		37421
(Address of principal executive offices)		(Zip code)

Registrant’s telephone number, including area code: (423) 510-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01      Regulation FD Disclosure

A press release was issued on December 8, 2004, announcing the closing of transactions contemplated by (a) the Purchase and Merger Agreement, dated as of October 21, 2004, by and among Arnold Holdings, LLC, Arnold Transportation Holdings, Inc., Arnold Transportation Services, Inc., ATS Acquisition Holding Co., ATS Merger Co., and all of the members of Arnold Holdings, LLC, and (b) the Stock Purchase, Contribution, and Exchang eAgreement, dated as of October 21, 2004, by and among ATS Acquisition Holding Co., Xpress Holdings, Inc., and certain members of management of Arnold Transportation Services, Inc. The execution of these agreements was previously announced on October 22, 2004.

A copy of the press release issued on December 8, 2004, is furnished as Exhibit 99.1 to this report.

Item 9.01      Financial Statements and Exhibits

The purpose of this amendment is to amend the exhibit lists contained in the original Form 8-K filed on December 9, 2004. The correct exhibit (press release) was attached. However, the exhibit lists were incorrect. The disclosures in Item 7.01 were and remain accurate.

Exhibit No.	Exhibit Description
99.1	Press Release, dated December 8, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2004	U.S. Xpress Enterprises, Inc. BY: /S/ Ray M. Harlin —————————————— Ray M. Harlin Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press Release, dated December 8, 2004.